Exhibit 99.1

PRESS RELEASE

Editorial Contact:	For Release:
Kevin Palatnik	IMMEDIATE
(408) 764-4110	May 9, 2017
No. 1410

Coherent, Inc. Reports Second Fiscal Quarter Results

SANTA CLARA, CA, May 9, 2017 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its second fiscal quarter ended April 1, 2017.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
	April 1, 2017	December 31, 2016	April 2, 2016	April 1, 2017	April 2, 2016
GAAP Results
(in millions except per share data)
Net sales	$422.8	$346.1	$199.9	$768.9	$390.2
Net income	$41.8	$30.4	$17.8	$72.3	$38.1
Diluted EPS	$1.69	$1.23	$0.73	$2.93	$1.57

Non-GAAP Results
(in millions except per share data)
Net income	$72.1	$63.4	$25.3	$135.5	$49.3
Diluted EPS	$2.91	$2.57	$1.04	$5.49	$2.03

2017 SECOND FISCAL QUARTER DETAILS

For the second fiscal quarter ended April 1, 2017, Coherent announced net sales of $422.8 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $41.8 million, or $1.69 per diluted share. These results compare to net sales of $199.9 million and net income of $17.8 million, or $0.73 per diluted share, for the second quarter of fiscal 2016.

Non-GAAP net income for the second quarter of fiscal 2017 was $72.1 million, or $2.91 per diluted share. Non-GAAP net income for the second quarter of fiscal 2016 was $25.3 million, or $1.04 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended April 1, 2017, December 31, 2016 and April 2, 2016 and six months ended April 1, 2017 and April 2, 2016 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income."

Exhibit 99.1

Net sales for the first quarter of fiscal 2017 were $346.1 million and net income, on a GAAP basis, was $30.4 million, or $1.23 per diluted share. Non-GAAP net income for the first quarter of fiscal 2017 was $63.4 million, or $2.57 per diluted share.

As previously announced, on November 7, 2016, Coherent completed its acquisition of Rofin-Sinar Technologies, Inc. ("Rofin"), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. As a result, Rofin’s operating results were consolidated for the period from November 7, 2016 through December 31, 2016 in Coherent’s first fiscal quarter results ended December 31, 2016, and a full quarter of Rofin’s operating results in Coherent’s second fiscal quarter results ended April 1, 2017.

"Coherent delivered operating results that exceeded the high end of guidance with almost all markets and geographies making contributions. We are seeing unprecedented demand across many of our verticals as we capitalize upon market trends as well as R&D investments made over the last few years.  The largest opportunity is in FPD where customers are projecting capacity at the high-end of our model.  We will likely make additional capital investments during fiscal 2018 in system test, optics fabrication and depot repair to address the demand.  We are also encouraged by the performance of our materials processing business, especially the early traction with high power fiber lasers,” said John Ambroseo, Coherent’s President and CEO.  “Our balance sheet is also in very good shape.  The record results led to meaningful cash generation and we have voluntarily begun to pay down the debt we assumed in conjunction with the acquisition of Rofin-Sinar.  In addition, a favorable credit environment in Europe has enabled us to reprice the Euro denominated debt to 3.0% from 4.25%.  This is an outstanding outcome that will allow us to accelerate pay down of the debt,” Ambroseo added.

On May 8, 2017, Coherent entered into a repricing amendment to its Credit Agreement to, among other things, reflect a reduction in the interest rate on borrowings for its Euro Term Loan. As a result of a voluntary prepayment, the outstanding principal amount repriced was 636.7 million Euro (approximately $680 million).

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company's website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended			Six Months Ended
	April 1, 2017	December 31, 2016	April 2, 2016	April 1, 2017	April 2, 2016

Net sales	$422,833	$346,073	$199,882	$768,906	$390,157
Cost of sales(A)(B)(D)(E)(F)	243,318	204,559	111,283	447,877	217,660
Gross profit	179,515	141,514	88,599	321,029	172,497
Operating expenses:
Research & development(A)(B)(F)	30,536	27,084	20,955	57,620	40,095
Selling, general & administrative(A)(B)(E)(F)(G)	72,451	73,768	40,940	146,219	77,714
Gain from business combination(C)	—	(5,416)	—	(5,416)	—
Amortization of intangible assets(D)	5,439	3,878	700	9,317	1,401
Total operating expenses	108,426	99,314	62,595	207,740	119,210
Income from operations	71,089	42,200	26,004	113,289	53,287
Other income (expense), net(B) (H)	(10,255)	5,172	(1,780)	(5,083)	(2,002)
Income from continuing operations, before income taxes	60,834	47,372	24,224	108,206	51,285
Provision for income taxes (I)	18,646	16,674	6,443	35,320	13,218
Net income from continuing operations	42,188	30,698	17,781	72,886	38,067
Loss from discontinued operations, net of income taxes	(343)	(290)	—	(633)	—
Net income	$41,845	$30,408	$17,781	$72,253	$38,067

Net income per share:
Basic from continuing operations	1.72	1.26	0.74	2.98	1.58
Basic from discontinued operations	(0.01)	(0.01)	—	(0.03)	—
Basic earnings per share	$1.71	$1.25	$0.74	$2.96	$1.58
Diluted from continuing operations	1.70	1.25	0.73	2.95	1.57
Diluted from discontinued operations	(0.01)	(0.01)	—	(0.03)	—
Diluted earnings per share	$1.69	$1.23	$0.73	$2.93	$1.57

Shares used in computations:
Basic	24,496	24,347	24,137	24,422	24,066
Diluted	24,757	24,644	24,362	24,700	24,299

Exhibit 99.1

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Six Months Ended
	April 1, 2017	December 31, 2016	April 2, 2016	April 1, 2017	April 2, 2016
Cost of sales	$778	$960	$594	$1,738	$1,199
Research & development	597	1,053	610	1,650	1,036
Selling, general & administrative	5,308	7,642	4,183	12,950	6,897
Impact on income from operations	$6,683	$9,655	$5,387	$16,338	$9,132

For the quarters ended April 1, 2017, December 31, 2016 and April 2, 2016, the impact on net income, net of tax was $4,868 ($0.20 per diluted share), $8,166 ($0.33 per diluted share) and $3,876 ($0.16 per diluted share), respectively. For the six months ended April 1, 2017 and April 2, 2016, the impact on net income, net of tax was $13,034 ($0.53 per diluted share) and $7,270 ($0.30 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Six Months Ended
	April 1, 2017	December 31, 2016	April 2, 2016	April 1, 2017	April 2, 2016
Cost of sales	$69	$1	$(67)	$70	$(34)
Research & development	308	25	(296)	333	(164)
Selling, general & administrative	1,430	(62)	(1,485)	1,368	(783)
Impact on income from operations	$1,807	$(36)	$(1,848)	$1,771	$(981)

For the quarters ended April 1, 2017, December 31, 2016 and April 2, 2016, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was income of $1,812, income of $10 and expense of $1,819, respectively. For the six months ended April 1, 2017 and April 2, 2016, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $1,822 and expense of $887, respectively.

(C)	For the quarter ended December 31, 2016 and six months ended April 1, 2017, the gain from business combination was $5,416 ($3,426 net of tax ($0.14 per diluted share)).

(D)
For the quarters ended April 1, 2017, December 31, 2016 and April 2, 2016, the impact of amortization of intangibles expense was $16,763 ($12,573 net of tax ($0.51 per diluted share)), $12,088 ($7,726 net of tax ($0.31 per diluted share)) and $2,077 ($1,422 net of tax ($0.06 per diluted share)), respectively. For the six months ended April 1, 2017 and April 2, 2016, the impact of amortization of intangible expense was $28,851 ($20,299 net of tax ($0.82 per diluted share)) and $4,169 ($2,870 net of tax ($0.12 per diluted share)), respectively.

(E)
For the quarters ended April 1, 2017 and December 31, 2016, the impact of inventory and favorable lease step-up costs related to acquisitions was $13,019 ($9,401 net of tax ($0.38 per diluted share)) and $9,304 ($6,469 net of tax ($0.26

Exhibit 99.1

per diluted share)), respectively. For the six months ended April 1, 2017, the impact of inventory and favorable lease step-up costs related to acquisitions was $22,323 ($15,870 net of tax ($0.64 per diluted share)).

(F)
For the quarters ended April 1, 2017 and December 31, 2016, the impact of restructuring charges was $557 ($378 net of tax ($0.02 per diluted share)) and $7,062 ($4,600 net of tax ($0.19 per diluted share)). For the six months ended April 1, 2017, the impact of restructuring charges was $7,619 ($4,978 net of tax ($0.20 per diluted share)).

(G)
The quarters ended April 1, 2017, December 31, 2016 and April 2, 2016 included $2,933 ($2,664 net of tax ($0.11 per diluted share)), $14,228 ($14,492 net of tax ($0.59 per diluted share)) and $3,584 ($2,264 net of tax ($0.09 per diluted share)), respectively, of costs related to the acquisition of Rofin. The six months ended April 1, 2017 and April 2, 2016 included $17,161 ($17,156 net of tax ($0.69 per diluted share)) and $3,584 ($2,264 net of tax ($0.09 per diluted share)) of costs related to the acquisition of Rofin.

(H)
For the quarter ended December 31, 2016 and six months ended April 1, 2017, the gain on our hedge of the debt commitment and issuance of the debt was $11,298 ($7,147 net of tax ($0.29 per diluted share)) and interest expense on the debt commitment was $2,665 ($1,844 net of tax ($0.07 per diluted share)).

(I)	The quarter ended January 2, 2016 and six months ended April 2, 2016 included $1,221 ($0.05 per diluted share) non-recurring tax benefit from the renewal of the R&D tax credit for fiscal 2015.

Summarized balance sheet information is as follows (unaudited, in thousands):

	April 1, 2017	October 1, 2016
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$434,389	$399,953
Accounts receivable, net	252,542	165,715
Inventories	388,242	212,898
Prepaid expenses and other assets	73,802	37,073
Assets held-for-sale	65,963	—
Total current assets	1,214,938	815,639
Property and equipment, net	256,024	127,443
Other assets	704,378	218,066
Total assets	$2,175,340	$1,161,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$5,161	$20,000
Accounts payable	73,512	45,182
Other current liabilities	291,613	136,312
Total current liabilities	370,286	201,494
Other long-term liabilities	828,791	48,826
Total stockholders’ equity	976,263	910,828
Total liabilities and stockholders’ equity	$2,175,340	$1,161,148

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands (other than per share data), net of tax):

	Three Months Ended			Six Months Ended
	April 1, 2017	December 31, 2016	April 2, 2016	April 1, 2017	April 2, 2016
GAAP net income from continuing operations	$42,188	$30,698	$17,781	$72,886	$38,067
Stock-based compensation expense	4,868	8,166	3,876	13,034	7,270
Restructuring charges	378	4,600	—	4,978	—
Amortization of intangible assets	12,573	7,726	1,422	20,299	2,870
Gain on business combination	—	(3,426)	—	(3,426)	—
Non-recurring tax benefit	—	—	—	—	(1,221)
Acquisition-related costs	2,664	14,492	2,264	17,156	2,264
Interest expense on debt commitment	—	1,844	—	1,844	—
Gain on hedge of debt and debt commitment	—	(7,147)	—	(7,147)	—
Purchase accounting step-up	9,401	6,469	—	15,870	—
Non-GAAP net income	$72,072	$63,422	$25,343	$135,494	$49,250
Non-GAAP net income per diluted share	$2.91	$2.57	$1.04	$5.49	$2.03

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to customer demand for our products, capacity projections in the flat panel display market, timing and subject matter for capital spending and the timing and pace of any payment of our outstanding debt. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, growth in demand for our products, customer acceptance of our products, the worldwide demand for flat panel displays, the demand for and use of our products in commercial applications, our ability to general sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, our ability to integrate the business of Rofin successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s and Rofin’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company. Actual results, events and performance may differ materially from those presented herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 2000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000